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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of MAXIMUS, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated November 16, 2000, except for Note 13 as to which the date is May 15, 2001, and to the reference to our firm under the captions "SELECTED FINANCIAL DATA" and "EXPERTS" included in the Registration Statement (Form S-3 No. 333-61264) declared effective on June 19, 2001 and the related Prospectus of MAXIMUS, Inc.

                                     /s/  ERNST & YOUNG LLP

McLean, Virginia
June 19, 2001